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                                                                    EXHIBIT 24

                                 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH TELECOMMUNICATIONS, INC., a Georgia corporation (hereinafter referred to as the "Company"), proposes to file shortly with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K; and

     WHEREAS, the undersigned is an officer and a director of the Company.

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Guy L. Cochran as attorney for him and in his name, place and stead, and in each of his respective capacities with the Company, to execute and file such Annual Report, and thereafter to execute and file any amendment or amendments thereto, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.


                                        /s/ Roderick D. Odom, Jr.
                                        ---------------------------------
                                        RODERICK D. ODOM, JR.
                                        PRESIDENT
                                        DIRECTOR

                                        February 28, 2000
                                        ---------------------------------
                                        Date